EXHIBIT (3)(ii)


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                    AMERICAN PREMIER UNDERWRITERS, INC.









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                                  BY-LAWS

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                APPROVED AND ADOPTED BY BOARD OF DIRECTORS
                             OCTOBER 24, 1978
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                       As Amended February 15, 1995








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                     AMERICAN PREMIER UNDERWRITERS,  INC.

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                                  BY-LAWS

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                                 ARTICLE I

                               SHAREHOLDERS


SECTION 1.  Meetings.

     (a) Annual Meetings. The annual meetings of the shareholders shall be held on such day, at such place within or without the Commonwealth of Pennsylvania, and at such time of day as may be specified by the Board of Directors.

     (b) Special Meetings. Special meetings of the shareholders of the Corporation, or of the holders of any class or series of shares of stock, may be called at any time by the Board of Directors, the Chairman of the Board or such other person or persons as may be authorized by statute, the articles of incorporation or the terms of a class or series of shares of the Corporation. Such meetings shall be held on such date and at such place, within or without the Commonwealth of Pennsylvania, and time of day as may be fixed by the Board of Directors, or the Secretary, or in the absence of such designation, as fixed by the person or persons calling the meeting.


SECTION 2.  Record Dates for Shareholder Meetings.

     (a) Meetings Called by Board of Directors. The date of record for shareholders of the Corporation, or of the holders of any class or series of shares of stock, entitled to notice of and to vote at any annual or special meeting of such shareholders called by the Board of Directors shall be ninety days, or such lesser number of days prior to the meeting, as the Board of Directors shall fix.

     (b) Meetings Called by Persons Other than the Board of Directors. Whenever any authorized person or persons other than the Board of Directors shall have called a meeting of shareholders, or of the holders of any class or series of shares of stock, entitled to notice of and to vote at such meeting, it shall be the duty of the Secretary, upon written request of such person or persons, to fix a time, not more than ninety days prior

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to the date of such meeting, as a record date for the
determination of the shareholders entitled to notice of and to vote at such meeting.

SECTION 3.  Notice.

     Written notice of the date, place and time of all meetings of shareholders of the Corporation, or of the holders of any class or series of shares of stock, and of the purpose of each special meeting, shall be given to each shareholder entitled to vote thereat at least ten days before the date of the meeting, unless a greater period of notice is required by law or the terms of the class or series of stock, or unless notice is waived.


SECTION 4.  Voting.

     Every shareholder entitled to vote may vote either in person or by proxy in accordance with applicable law.


SECTION 5.  Quorum.

     The presence at a meeting, in person or by proxy, of the holders of outstanding shares of stock of the Corporation entitled to cast at least a majority of the votes which all shareholders are entitled to vote cast on any matter to come before the meeting shall constitute a quorum for the purpose of considering such matter at the meeting; provided, however, that whenever under the provisions of law, the articles of incorporation or a class or series of shares of stock, the holders of a class or series of shares are entitled to vote on any matter as a separate class or series of shares of stock, the presence at the meeting, in person or by proxy, of the holders of shares of such class or series entitled to cast at least a majority of the votes which all shareholders of the particular class or series are entitled to cast on the particular matter to be voted on shall constitute a quorum of such class or series for the purpose of considering such matter. If a quorum is not present for the purpose of considering any matter, those present in person and by proxy may adjourn the consideration of such matter to an adjourned meeting at such time and place as they may determine.


SECTION 6.  Presiding Officer.

     The Chairman of the Board shall act as chairman of each meeting of shareholders, or of the holders of a class or series of shares, unless another person has been designated for such


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purpose by the Board of Directors.  In the absence of the
Chairman of the Board, or a person designated by the Board of Directors, the chairman of the meeting shall be chosen by a majority of the votes cast by the holders of the shares of stock present in person or by proxy and entitled to vote at such meeting. The Secretary, an Assistant Secretary or such other person as the Board of Directors may designate, or in their absence a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.


                                ARTICLE II

                            BOARD OF DIRECTORS


SECTION 1.  Terms of Office and Vacancies.

     Each director shall serve until his successor is elected and has qualified. Unless otherwise provided in the articles of incorporation or required by law, vacancies in the Board of Directors may be filled by the remaining members of the Board of Directors, though less than a quorum, and any director so selected shall serve for the balance of the term of the director he replaces.


SECTION 2.  Meetings.

     (a)  Regular Meetings.  Regular meetings of the Board of
Directors shall be held on dates specified by the Board of Directors, or if it fails to so specify, as called by the Chairman of the Board. Notice of regular meetings shall be given unless otherwise ordered by the Board of Directors.

     (b) Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President and shall be called by either of them upon the written request of not less than three directors. Notice of the time and place of each special meeting shall be given by the Secretary to each director before such meeting.

     (c) Place. Meetings of the Board of Directors shall be held at such place as the Board of Directors, the Chairman of the Board or the President may designate within or without the Commonwealth of Pennsylvania.

     (d) Notice of Meetings. Notice of each special meeting of the Board of Directors, or of any regular meeting of which notice is to be given, shall specify the date, place and time of the

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meeting and shall be given to each director at least 24 hours before the meeting if given personally, by telephone or by telecopier, at least 48 hours if given by telegram or similar mode of communication, and at least three days before the meeting if given by mail. Notice of any meeting shall be deemed to be given when (i) personally delivered, (ii) dispatched to the telecopier number supplied by the director to the Corporation,
(iii) mailed by first class United States mail, postage prepaid, addressed to the business address of the director or (iv) a telegram or similar mode of communication is delivered to the telegraph or other transmitting company addressed to the business address of the director. Any director may waive notice of any meeting before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     (e) Organization. At each meeting of the Board of Directors, the Chairman of the Board of the Corporation or in his absence a director previously designated by the Board of Directors by resolution, or if a director has not been so designated, a director chosen by a majority of the directors present at the meeting, shall act as chairman. The Secretary, or in his absence an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     (f) General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

     (g) Limitation of Liability. A director shall not be personally liable for monetary damages, as such, for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office under
Section 8363 of the Pennsylvania Directors' Liability Act (42 Pa. C.S.
Section 8363) and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.


SECTION 3.  Quorum.

     Except as otherwise provided in these by-laws, in the articles of incorporation, or by law, a majority of all directors in office shall constitute a quorum for the transaction of


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business at any meeting, and the act of a majority of the
directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


SECTION 4.  Committees.

     (a) Committees. The Board of Directors may by resolution adopted by a majority of the whole board create such committees as it may deem appropriate, each committee to consist of two or more directors of the Corporation and to have such functions, duties and powers as the Board of Directors from time to time may specify by resolution. Except as otherwise provided in Section 4(b) of this Article II, any such committee shall have and exercise the authority of the Board of Directors to the extent provided in the resolution(s) designating the committee.

     (b) Limitations on Committees' Authority. No committee shall have or exercise the authority of the Board of Directors over the business of the Corporation in respect of (i) matters the delegation of which to a committee shall be limited by, or contrary to, law, the articles of incorporation or by-laws of the Corporation, (ii) amending the articles of incorporation or by-laws of the Corporation, (iii) filling vacancies in the Board of Directors of the Corporation, (iv) electing or removing officers of the Corporation, (v) adopting or approving a plan of merger, consolidation or sale of a substantial portion of the assets of the Corporation or the dissolution or reorganization of the Corporation or (vi) such other matters as may be specified by the Board of Directors.

     (c) Committee Minutes and Meetings. Each committee shall fix the time and place of its meetings and shall meet on call of its chairman or of any two members of the committee. It shall keep minutes of its meetings and report the same to the Board of Directors. Each committee shall be organized in such manner, not inconsistent with these by-laws, as it may determine.

     (d) Quorum. The presence of a majority of the members of a committee shall constitute a quorum for the transaction of its business. The act of a majority of the members present at any meeting of a committee at which a quorum is present shall be the act of the committee.


SECTION 5.  Participation in Meetings.

     One or more directors may participate in a meeting of the Board of Directors or a committee of the Board of Directors by


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means of a conference telephone or similar communications
equipment by means of which all persons participating in the meeting can hear each other, with the same effect as if such directors were present in person.


SECTION 6.  Compensation.

     By resolution of the Board of Directors, each director may be paid his expenses of attendance at each meeting of the Board of Directors or of a committee of the Board of Directors, and may be paid a stated fee as a director or committee member, or a stated fee for attendance at meetings, or both; and if permitted by law, each director may be paid his expenses and a stated fee for his time devoted to special matters or projects of the Corporation at the request of the Chairman of the Board or the President.


SECTION 7.  Action by Consent.

     Any action which may be taken at a meeting of the Board of Directors, or of a committee of the Board of Directors, may be taken without a meeting if consents in writing setting forth the action so taken shall be signed by all of the directors or the members of the committee, as the case may be, and filed with the Secretary of the Corporation.


SECTION 8.  Election of Directors.

     At any meeting of shareholders for the election of directors, the chairman of the meeting shall call for and shall afford a reasonable opportunity for the making of nominations by shareholders for the office of director. Any shareholder entitled to vote for the election of directors at such meeting may at such meeting, in person or by proxy, nominate as many persons for the office of director as there are positions to be filled. The only candidates who shall be eligible for election at such meeting shall be those who have been nominated by or at the direction of the Board of Directors (which nominations shall be either made at such meeting or disclosed in a proxy statement, or supplement thereto, distributed to shareholders for such meeting by or at the direction of the Board of Directors) and those who have been nominated at such meeting by a shareholder who has complied with the procedures set forth in this Section 8. At each meeting of shareholders for the election of directors held after the 1985 annual meeting of shareholders, a shareholder may make a nomination for the office of director only if such shareholder has first delivered to the Secretary of the Corporation notice in writing at least five and no more than

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thirty days prior to such meeting of shareholders, which notice shall set forth or be accompanied by (a) the name and residence of such shareholder; (b) a representation that such shareholder is a holder of record of voting stock of the Corporation and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (c) the name and residence of each such nominee; and (d) the consent of each such nominee to serve as director if so elected. In lieu of delivery to the Secretary of the Corporation, any such notice may be mailed to the Secretary by certified mail, return receipt requested, but shall in such case be deemed to have been given only upon receipt by the Secretary. A nomination made by a shareholder at the 1985 annual meeting shall be valid only if, at the time such nomination is made, such shareholder, or the holder of such shareholder's proxy, states the name and residence of such shareholder and each person being nominated by such shareholder and represents that such shareholder is a holder of record of voting stock of the Corporation and that each such nominee has consented to serve as a director if so elected.


                                ARTICLE III

                                 OFFICERS


SECTION 1.  Selection of Officers.

     (a) Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors. They shall include a Chairman of the Board and Chief Executive Officer, President, one or more Vice Presidents, Controller, Secretary, Treasurer and such other principal officers as the Board of Directors may from time to time determine. Subject to the provisions of Section 3 of this Article, every officer elected by the Board of Directors shall serve at the pleasure of the Board of Directors.

     (b) Other Officers. Officers of the Corporation, assistant officers and subordinate officers other than the principal officers elected by the Board of Directors pursuant to Section 1(a) of this Article III, shall be selected by the Chairman of the Board and Chief Executive Officer, or such other officer or officers as he may designate, and shall have such authority and duties as the Chairman of the Board and Chief Executive Officer or officers designated by him shall specify.


SECTION 2.  Compensation of Officers.

     The compensation of the Chairman of the Board and Chief

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Executive Officer and the President of the Corporation shall be fixed by the Board of Directors. The compensation of other officers or employees of the Corporation shall be fixed in such manner as the Board of Directors may determine, or in the absence of such a determination, shall be fixed by the Chairman of the Board and Chief Executive Officer or other officer or officers designated by him.


SECTION 3.  Removal from Office or Employment.

     Any principal or other officer of the Corporation, whether elected or appointed by the Board of Directors, Chairman of the Board and Chief Executive Officer, or other officer and any employee may be removed or discharged at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Unless otherwise specified by resolution of the Board of Directors, any officer or employee may be removed or discharged as such at any time by the Chairman of the Board and Chief Executive Officer whenever in his judgment the best interests of the Corporation will be served thereby.
The Board of Directors or the Chairman of the Board and Chief Executive Officer may delegate to any officer the power to remove or discharge any other officer or employee as such, including a principal officer. The removal of an officer or employee shall be without prejudice to the contract rights, if any, of the person so removed.


SECTION 4.  Powers and Duties of Specified Officers.

     (a) Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer shall be the chief executive officer of the Corporation. He shall have plenary power over the business and activities of the Corporation and over its officers and employees, subject, however, to the control of the Board of Directors and any limitation thereon contained in these by-laws. The authority and duties of all the officers in respect of matters not specified or provided for in these by-laws, and not fixed by action of the Board of Directors, shall be determined by the Chairman of the Board and Chief Executive Officer or by an officer or officers to whom he may delegate such power. In the absence or disability of the Chairman of the Board and Chief Executive Officer, such director or officer as may be specified in a resolution of the Board of Directors shall perform the functions of the Chairman of the Board and Chief Executive Officer.

     (b) President. The President shall be the chief operating officer of the Corporation. He shall have such other powers and perform such other duties as may from time to time be assigned to

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him by the Board of Directors or the Chairman of the Board and
Chief Executive Officer.

     (c) Vice Presidents. The Vice Presidents shall have such powers and perform such duties as shall from time to time be assigned to them by the Board of Directors or the Chairman of the Board and Chief Executive Officer.

     (d) Controller. The Controller shall prescribe and have charge of the system of books and accounts. He may require reports from the Treasurer and all other officers or agents of the Corporation who receive or disburse funds for its account at such times and in such forms as he may deem desirable.

     (e) Secretary. The Secretary shall attend all meetings of the stockholders and the Board of Directors and shall keep an accurate record of the proceedings at such meetings and shall notify the several officers of the Corporation of action taken concerning matters in their respective areas of responsibility. Upon request of any committee of the Board of Directors, he shall attend a meeting or meetings of such committee and keep an accurate record of the proceedings at its meeting or meetings.
He shall be the custodian of the seal of the Corporation. He shall give notice of all meetings of stockholders (or of a class or series of shares of stock), and when requested of any meeting of the Board of Directors or a committee thereof. He, or the designated agent of the Corporation, shall keep and have custody of the stock books required by law to be kept, and he or one or more agents approved by the Board of Directors shall transfer all shares of stock of the Corporation.

     (f)  Assistant Secretary.  The Assistant Secretary or
Assistant Secretaries shall perform and discharge the duties of and act for the Secretary in his absence or disability.

     (g) Treasurer. The Treasurer shall have custody of the corporate funds and securities of the Corporation. He shall maintain accounts in such banks or places of deposit, and shall invest the funds of the Corporation in such manner as the Board of Directors or a committee of the Board of Directors may from time to time designate. He shall disburse the funds of the Corporation. He shall keep full and accurate accounts of receipts and disbursements. He shall be bonded with one or more sureties against loss of money, securities and other property which the Corporation may sustain through any fraudulent or dishonest act in the discharge of his duties.

     (h)  Assistant Treasurer.  The Assistant Treasurer or
Assistant Treasurers shall perform and discharge the duties of and act for the Treasurer in his absence or disability. They

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shall be bonded with one or more sureties against loss of money, securities and other property which the Corporation may sustain through any fraudulent or dishonest act in the discharge of their duties.

                                ARTICLE IV

                     SHARE CERTIFICATES AND TRANSFERS


SECTION 1.  Share Certificates.

     The shares of stock of the Corporation shall be represented by share certificates, which shall be signed by manual, facsimile, printed or engraved signatures of the Chairman of the Board or the President and by the Secretary or an Assistant Secretary and shall be manually countersigned by a transfer agent or a registrar, and sealed with the corporate seal, which may be a facsimile, engraved or imprinted seal. In case any officer who has signed or whose facsimile signature has been placed on any share certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.


SECTION 2.  Registers.

     The certificates representing shares of stock of the Corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of each registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be.


SECTION 3.  Transfers of Shares of Stock.

     Transfers of the shares of stock shall be made on the books of the Corporation upon presentation to a transfer agent of the Corporation of a share certificate, duly endorsed, or accompanied by proper evidence of succession, assignment or authority to transfer, and payment of any charges, fees or taxes which the Secretary or a transfer agent may reasonably require.


SECTION 4.  Lost Certificates.

     Any person or persons desiring the issue of a certificate of shares of stock in lieu of one alleged to be lost, stolen or

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destroyed, shall apply therefor to the Secretary or a transfer agent describing, under oath or affirmation, the certificate and the time, place and manner of its loss; whereupon the Board of Directors, a committee thereof or an officer designated by the Board of Directors or a committee thereof may direct the issue of a new certificate, of the same tenor as the original. Before such new certificate shall be issued, the applicant shall furnish an open-penalty bond indemnifying the Corporation, and its transfer agents and registrars against any loss or damage that may arise from the issuance of a new certificate. The Board of Directors, or a committee thereof, at its discretion may waive the furnishing of such bond of indemnity.


SECTION 5.  Transfer Agents and Registrars.

     The Corporation, if and whenever the Board of Directors so determines, may maintain one or more transfer offices or designate one or more transfer agents where the shares of stock of the Corporation shall be transferable, and also one or more registrars which shall register the shares of stock. No certificates for shares of stock shall be valid unless registered by a registrar designated by the Board of Directors for such purpose. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates of the Corporation.


                                 ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER AUTHORIZED REPRESENTATIVES


SECTION 1.  Indemnification of Authorized Representatives.

     The Corporation shall indemnify any person who was or is an "authorized representative" of the Corporation (which shall mean for purposes of this Article a director, officer or employee of the Corporation, or any agent of the Corporation designated as an "authorized representative" for purposes of this Article by the Board of Directors of the Corporation, or any such director, officer, employee or designated agent serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise) and who was or is a party (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "proceeding" (which shall mean for purposes of this Article any

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threatened, pending or completed action, suit, appeal or
proceeding of any nature, whether civil, criminal, administrative, or investigative, whether formal or informal, including an action by or in the right of the Corporation or a class of its security holders) by reason of the fact that he was or is an authorized representative of the Corporation, against any liability (which shall mean for purposes of this Article any damage, judgment, penalty, fine, amount paid in settlement, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements)) including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except where such indemnification is for acts or failures to act constituting self-dealing, willful misconduct or recklessness. "Self-dealing" shall mean the receipt of a personal benefit from the Corporation or any of its subsidiaries to which the authorized representative is not legally entitled. If an authorized representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such authorized representative to the maximum extent for such portion of the liabilities. The termination of any proceeding by judgment, order, settlement, indictment or conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the authorized representative is not entitled to indemnification.


SECTION 2.  Proceedings Initiated by Authorized Representatives.

     Notwithstanding any other provision of this Article, the Corporation shall not indemnify under this Article an authorized representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to successfully prosecuting or defending the rights of an authorized representative granted by or pursuant to this Article.


SECTION 3.  Advancing Expenses.

     Expenses (including attorneys' fees and disbursements) incurred in good faith shall be paid by the Corporation on behalf of an authorized representative in advance of the final disposition of a proceeding described in Section 1 of this

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Article upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined pursuant to Section 6 of this Article that such person is not entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.


SECTION 4.  Securing of Indemnification Obligations.

     To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.


SECTION 5.  Payment of Indemnification.

     An authorized representative shall be entitled to indemnification within 30 days after a written request for indemnification has been received by the Secretary of the Corporation.


SECTION 6.  Arbitration.

     Any dispute related to the right to indemnification or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 which the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the Corporation's executive offices are located, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the authorized representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if the

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arbitrators selected by the Corporation and the authorized
representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the authorized representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. Each arbitrator selected as provided herein is required to be or have been a director of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. The party or parties challenging the right of an authorized representative to the benefits of this Article shall have the burden of proof. The Corporation shall reimburse an authorized representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable, and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction; provided, however, that if the conduct giving rise to the liability for which indemnification is being sought has been the subject of another proceeding not directly involving the authorized representative's right to indemnification under this Article or otherwise, the Corporation shall be entitled to interpose, as a defense in any judicial enforcement proceeding on the arbitrators' award, any prior final judicial determination adverse to the authorized representative in such other proceeding. This arbitration provision shall be specifically enforceable.


SECTION 7.  Discharge of Duty.

     An authorized representative shall be deemed to have
discharged such person's duty to the Corporation if he has relied in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared by:

     (1) one or more officers or employees of the Corporation whom such authorized representative reasonably believes to be reliable and competent with respect to the matter presented;

     (2) legal counsel, public accountants or other persons as to matters that the authorized representative reasonably believes are within the person's professional or expert competence; or

     (3) a committee of the Board of Directors upon which he does not serve as to matters within its area of designated authority, which committee he reasonably believes to merit confidence.

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SECTION 8.  Contract Rights; Amendment or Repeal.

     All rights under this Article shall be deemed a contract between the Corporation and the authorized representative pursuant to which the Corporation and each authorized representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.


SECTION 9.  Scope of Article.

     The rights granted pursuant to this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, certificate or articles of incorporation, by-law, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity, and shall continue as to a person who has ceased to be an authorized representative in respect of matters arising prior to such time and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such person.


SECTION 10.  Reliance on Provisions.

     Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights provided by this Article.


                                ARTICLE VI

                                  OFFICES


     The principal office of the Corporation shall be as fixed from time to time by action of the Board of Directors and may be within or without the Commonwealth of Pennsylvania. The Corporation may have such other offices within or without the Commonwealth of Pennsylvania as the Board of Directors may designate, or as the business of the Corporation may require, from time to time. The registered office of the Corporation specified in the Articles of Incorporation may be changed at any time by action of the Board of Directors.


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                                ARTICLE VII

                                FISCAL YEAR


     The fiscal year of the Corporation shall begin on January 1 and end on December 31.


                               ARTICLE VIII

                                EMERGENCIES


     In the event of any emergency resulting from warlike damage or an attack on the United States or any atomic or similar disaster, the following procedures and authorities shall be effective notwithstanding any provision to the contrary in another article of these by-laws:

          (1) Any officer of director may call a meeting of the Board of Directors when he shall deem such meeting necessary and shall do so by the best available means under the circumstances.

          (2) Any number of directors responding to such call by participating in said meeting shall constitute a quorum by the Board of Directors.

          (3) The Board of Directors may from time to time approve a list of officers or other persons who, in the order of priority so listed, shall, to the extent required to provide a quorum at any meeting of the Board of Directors, be deemed directors of the Corporation for such meeting.

          (4) The Board of Directors shall also from time to time establish a list of persons who shall succeed to any offices with the Corporation made vacant by such emergency; provided, however, that the Chairman of the Board and Chief Executive Officer or, in his absence, the President shall have authority to fill temporarily any vacancies in officer positions caused by such emergency without regard to the list adopted by the Board of Directors.

          (5) The Board of Directors may provide either before or during any such emergency, for a change in the principal office or any other office of the Corporation to be effective during any such emergency.


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          (6) No officer, director or employee acting in accordance
     with this by-law shall be liable for any action taken by him except only for willful misconduct.


                                ARTICLE IX

                           AMENDMENTS TO BY-LAWS


     By-laws may be adopted, altered, amended, or repealed by the Board of Directors, or by the shareholders at any regular or special meeting duly convened after notice to the directors or shareholders, as the case may be, of that purpose; provided, however, that no alteration or amendment of these by-laws shall conflict with any provision of law or the articles of incorporation; and provided further that the Board of Directors shall not amend or repeal any by-law adopted by the shareholders of the Corporation unless authorized to do so by the shareholders of the Corporation.


                                 ARTICLE X

                   INAPPLICABILITY OF SECTION 910 OF THE
                   PENNSYLVANIA BUSINESS CORPORATION LAW


     Effective December 23, 1983, Section 910 of the Pennsylvania Business Corporation Law (added by Pennsylvania Act No. 1983-92 enacted December 23, 1983) shall not be applicable to the Corporation. This Article X shall continue in effect until rescinded by an amendment to the Articles of Incorporation.


                                ARTICLE XI

                   INAPPLICABILITY OF SECTION 911 OF THE
                   PENNSYLVANIA BUSINESS CORPORATION LAW


     Effective March 23, 1988, Section 911 of the Pennsylvania Business Corporation Law (added by Pennsylvania Act No. 1988-27 enacted March 23, 1988) shall not be applicable to the Corporation. This Article XI shall continue in effect until rescinded by either (i) an amendment to these By-laws approved by at least 85% of the whole Board of Directors or (ii) an amendment to the Articles of Incorporation.


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                                ARTICLE XII

              INAPPLICABILITY OF SUBCHAPTERS 25G AND 25H AND
                        SECTIONS 511(D) THROUGH (F)
                         AND 1721 (E) THROUGH (G)
           OF THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988


     Effective April 27, 1990, Subchapters 25G and 25H of 15 Pa.C.S., subsections (d) through (f) of 15 Pa.C.S. Section 511 and subsections (e) through (g) of 15 Pa.C.S. Section 1721 (added by Pennsylvania Act No. 1990-36 enacted April 27, 1990), and any corresponding provisions of succeeding law, shall not be applicable to the Corporation.



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